Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2025
Fourth Quarter and Full Year Results

Revenue Up 54% Compared to FY24
Net Income Up 48% Compared to FY24
Adjusted EBITDA Up 92% Compared to FY24
Record Backlog of $3.0 Billion
Company Reiterates Fiscal 2026 Outlook

DOTHAN, AL, November 20, 2025 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways in local markets throughout the Sunbelt, today announced financial and operating results for its fiscal fourth quarter and year ended September 30, 2025.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We delivered a strong fourth quarter that capped a year of significant growth and margin expansion, in line with the preliminary financial ranges we announced in October. Our disciplined execution across our Sunbelt operations, powered by more than 6,800 employees, continues to drive record results through safe, efficient project construction and strong market demand. Fiscal 2025 was a transformative year for CPI, marked by strategic geographic expansion and accelerated financial performance. Through five strategic acquisitions, we entered Texas and Oklahoma and strengthened our footprint in Tennessee and Alabama, extending our reach into several high-growth local markets. In addition, we completed two acquisitions in October, subsequent to the end of our fiscal year, to enter the Daytona Beach market in Florida and significantly expand our operations in Houston, Texas.
“The significant topline growth in fiscal 2025 was driven by both strategic acquisitions and sustained and consistent organic growth of 8.4 percent compared to last year. We continue to experience strong infrastructure demand and an increasing need for new lane capacity throughout our Sunbelt markets, coupled with expanding addressable markets for roadway repair and maintenance and incremental revenue growth from our acquired companies in their local markets. We remain confident in the continued strength of our organic growth profile. As we enter fiscal 2026, we remain well-positioned to build on this momentum, supported by robust Sunbelt economic fundamentals, continued strong public infrastructure investment in our states and municipalities, and ongoing opportunities for both acquisitive and organic growth.”
Fiscal 2025 Financial Results
Revenue in fiscal 2025 was $2.812 billion, an increase of 54 percent compared to $1.824 billion in fiscal 2024.
Net income in fiscal 2025 was $101.8 million, an increase of 48 percent compared to $68.9 million in fiscal 2024.
Adjusted Net Income(1) in fiscal 2025 was $122.0 million, an increase of 73 percent compared to $70.4 million in fiscal 2024.
Adjusted EBITDA(1) in fiscal 2025 was $423.7 million, an increase of 92 percent compared to $220.6 million in fiscal 2024.
Adjusted EBITDA Margin(1) in fiscal 2025 was 15.1%, compared to 12.1% in fiscal 2024.
Project backlog was approximately $3.03 billion at September 30, 2025, compared to $2.94 billion at June 30, 2025 and $1.96 billion at September 30, 2024.
(1) Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Smith commented, “As our family of companies continues to execute on our strategic growth plan, both organically and through acquisitions, we are advancing our position as a leading provider of infrastructure solutions across the Sunbelt. We remain focused on expanding margins through operational excellence and building scale, disciplined project execution, and increased vertical integration of our materials and services.
“The fundamentals in our core markets remain strong, supported by ongoing transportation investment, population growth, and healthy commercial demand. With these tailwinds, our fiscal 2026 outlook reflects another year of meaningful growth. We are confident in CPI’s ability to build on its momentum and continue creating long-term value for our employees, partners, and shareholders.”
Fiscal Year 2026 Outlook
The Company’s outlook for fiscal year 2026 with regard to revenue, net income, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin is as follows:
•Revenue in the range of $3.400 billion to $3.500 billion
•Net income in the range of $150.0 million to $155.0 million
•Adjusted Net Income(1) in the range $158.1 million to $164.2 million
•Adjusted EBITDA(1) in the range of $520.0 million to $540.0 million
•Adjusted EBITDA Margin(1) in the range of 15.3% to 15.4%
Ned N. Fleming, III, the Company's Executive Chairman, stated, “CPI’s growth strategy, partnering with experienced local operators who know how to build and lead great businesses, has proven to be a scalable and repeatable model for long-term success. By integrating these operators into our broader organization, we strengthen our platform, expand our capabilities, and enhance profitability across our markets. With a strong balance sheet, a disciplined management team, and a growing presence across the Sunbelt, we are well-positioned to continue delivering strong returns as we expand our geographic footprint and increase the scale of our operations. The nation’s infrastructure repair and maintenance needs remain significant and are accelerating alongside growing roadway capacity in the Sunbelt. The Board and I have never been more confident in CPI’s future. We see powerful tailwinds ahead—from generational infrastructure investment and robust Sunbelt economic growth to compelling organic and acquisitive opportunities—that will allow us to continue creating lasting value for our shareholders.”
Conference Call Information
The Company will conduct a conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss financial and operating results for the fiscal fourth quarter and year ended September 30, 2025. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through November 27, 2025 by calling (201) 612-7415 and using passcode ID: 13753225#. A webcast of the call will also be available live and for later replay on the Company's Investor Relations website at www.constructionpartners.net.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow -

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Fiscal Year Ended September 30,
	2025	2024	2025	2024
Revenues	$899,849	$538,163	$2,812,356	$1,823,889
Cost of revenues	740,487	454,082	2,373,263	1,565,635
Gross profit	159,362	84,081	439,093	258,254
General and administrative expenses	(57,336)	(38,185)	(199,290)	(147,607)
Acquisition-related expenses	(3,729)	(1,651)	(25,903)	(3,890)
Gain on sale of property, plant and equipment	2,474	1,523	10,911	4,483
Operating income	100,771	45,768	224,811	111,240
Interest expense, net	(25,397)	(6,084)	(90,358)	(19,071)
Other income (expense)	(422)	(117)	86	(70)
Income before provision for income taxes and earnings from investment in joint venture	74,952	39,567	134,539	92,099
Provision for income taxes	18,382	10,256	32,746	23,161
Loss from investment in joint venture	—	(3)	(12)	(3)
Net income	$56,570	$29,308	$101,781	$68,935
Other comprehensive income (loss), net of tax
Unrealized loss on interest rate swap contract, net	(1,204)	(6,722)	(3,221)	(11,889)
Unrealized gain on restricted investments, net	88	418	88	697
Other comprehensive loss, net	(1,116)	(6,304)	(3,133)	(11,192)
Comprehensive income	$55,454	$23,004	$98,648	$57,743

Net income per share attributable to common stockholders:
Basic	$1.03	$0.57	$1.85	$1.33
Diluted	$1.02	$0.56	$1.84	$1.31

Weighted average number of common shares outstanding:
Basic	55,215,931	51,792,183	54,943,919	51,883,760
Diluted	55,830,920	52,590,344	55,371,061	52,574,503

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$156,062	$74,686
Restricted cash	2,953	1,998
Contracts receivable including retainage, net	549,884	350,811
Costs and estimated earnings in excess of billings on uncompleted contracts	45,340	25,966
Inventories	155,133	106,704
Prepaid expenses and other current assets	25,459	24,841
Total current assets	934,831	585,006

Property, plant and equipment, net	1,153,070	629,924
Operating lease right-of-use assets	76,355	38,932
Goodwill	943,309	231,656
Intangible assets, net	79,230	20,549
Investment in joint venture	72	84
Restricted investments	23,176	18,020
Other assets	28,813	17,964
Total assets	$3,238,856	$1,542,135
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$284,218	$182,572
Billings in excess of costs and estimated earnings on uncompleted contracts	129,300	120,065
Current portion of operating lease liabilities	19,867	9,065
Current maturities of long-term debt	38,500	26,563
Accrued expenses and other current liabilities	110,163	42,189
Total current liabilities	582,048	380,454
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	1,573,614	486,961
Operating lease liabilities, net of current portion	57,201	30,661
Deferred income taxes, net	80,079	53,852
Other long-term liabilities	33,951	16,467
Total long-term liabilities	1,744,845	587,941
Total liabilities	2,326,893	968,395
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized at September 30, 2025 and September 30, 2024 and no shares issued and outstanding	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 47,963,617 shares issued and 47,406,498 shares outstanding at September 30, 2025, and 44,062,830 shares issued and 43,819,102 shares outstanding at September 30, 2024	47	44
Class B common stock, par value $0.001; 100,000,000 shares authorized, 11,463,770 shares issued and 8,538,165 shares outstanding at September 30, 2025, and 11,784,650 shares issued and 8,861,698 shares outstanding at September 30, 2024	12	12
Additional paid-in capital	541,179	278,065
Treasury stock, Class A common stock, par value $0.001, at cost, 557,119 shares at September 30, 2025, and 243,728 shares at September 30, 2024	(34,589)	(11,490)
Treasury stock, Class B common stock, par value $0.001, at cost, 2,925,605 shares at September 30, 2025 and 2,922,952 shares at September 30, 2024	(16,046)	(15,603)
Accumulated other comprehensive income, net	4,369	7,502
Retained earnings	416,991	315,210
Total stockholders’ equity	911,963	573,740
Total liabilities and stockholders’ equity	$3,238,856	$1,542,135

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Fiscal Year Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$101,781	$68,935
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, accretion and amortization	148,270	92,920
Amortization of deferred debt issuance costs	3,833	362
Unrealized loss on derivative instruments	—	184
Provision for bad debt	478	491
Gain on sale of property, plant and equipment	(10,911)	(4,483)
Realized losses on restricted investments	84	53
Share-based compensation expense	37,005	14,412
Loss from investment in joint venture	12	3
Deferred income taxes	27,461	22,681
Other non-cash adjustments	(592)	(300)
Changes in operating assets and liabilities:
Contracts receivable including retainage	(55,962)	(6,627)
Costs and estimated earnings in excess of billings on uncompleted contracts	(10,777)	5,531
Inventories	(5,151)	(15,480)
Prepaid expenses and other current assets	7,480	(13,015)
Other assets	(2,579)	(522)
Accounts payable	47,472	13,433
Billings in excess of costs and estimated earnings on uncompleted contracts	(5,591)	24,869
Accrued expenses and other current liabilities	9,592	4,828
Other long-term liabilities	(602)	804
Net cash provided by operating activities, net of acquisitions	291,303	209,079
Cash flows from investing activities:
Purchases of property, plant and equipment	(137,931)	(87,930)
Proceeds from sale of property, plant and equipment	17,769	14,059
Business acquisitions, net of cash acquired	(1,155,153)	(231,777)
Proceeds from the sale of restricted investments	9,897	3,553
Purchases of restricted investments	(14,769)	(5,490)
Net cash used in investing activities	(1,280,187)	(307,585)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs	1,242,107	210,235
Principal payments of long-term debt	(147,350)	(72,813)
Purchase of treasury stock	(23,542)	(11,312)
Net cash provided by (used in) financing activities	1,071,215	126,110
Net change in cash, cash equivalents and restricted cash	82,331	27,604
Cash, cash equivalents and restricted cash:
Beginning of year	76,684	49,080
End of year	$159,015	$76,684

Supplemental cash flow information:
Cash paid for interest	$80,579	$21,680
Cash paid for income taxes	$5,506	$5,447
Cash paid for operating lease liabilities	$17,392	$6,874
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$48,622	$29,097
Property, plant and equipment financed with accounts payable	$6,523	$7,227
Amounts (receivable) payable to sellers in business combinations	$57,471	$(153)

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, (v) loss on the extinguishment of debt, and (vi) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted Net Income represents net income before (i) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws, and (ii) nonrecurring fees associated with financing arrangements incurred in connection with transformative acquisitions. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.
The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to (i) Adjusted Net Income and (ii) Adjusted EBITDA (with the resulting calculation of Adjusted EBITDA Margin) for the applicable periods.
Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Years Ended September 30, 2025 and 2024
(in thousands, except percentages)

	For the Fiscal Year Ended September 30,
	2025	2024
Net income	$101,781	$68,935
Interest expense, net	90,358	19,071
Provision for income taxes	32,746	23,161
Depreciation, depletion, accretion and amortization	148,270	92,920
Share-based compensation expense	28,783	15,031
Transformative acquisition expenses	21,780	1,455
Adjusted EBITDA	$423,718	$220,573
Revenues	$2,812,356	$1,823,889
Adjusted EBITDA Margin	15.1%	12.1%
Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Years Ended September 30, 2025 and 2024
(in thousands)

	For the Fiscal Year Ended September 30,
	2025	2024
Net income	$101,781	$68,935
Transformative acquisition expenses	21,780	1,455
Financing fees related to transformative acquisition	4,870	—
Tax impact due to above reconciling items	(6,437)	—
Adjusted Net Income	$121,994	$70,390

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2026 Outlook
(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2026
	Low	High
Net income	$150,000	$155,000
Interest expense, net	106,000	110,000
Provision for income taxes	48,500	50,000
Depreciation, depletion, accretion and amortization	180,000	186,000
Share-based compensation expense	26,000	28,000
Transformative acquisition expenses	9,500	11,000
Adjusted EBITDA	$520,000	$540,000
Revenues	$3,400,000	$3,500,000
Adjusted EBITDA Margin	15.3%	15.4%
Construction Partners, Inc.
Net Income to Adjusted Net Income Reconciliation
Fiscal Year 2026 Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2026
	Low	High
Net income	$150,000	$155,000
Transformative acquisition expenses	9,500	11,000
Financing fees related to transformative acquisition	1,200	1,200
Tax impact due to above reconciling items	(2,600)	(3,000)
Adjusted Net Income	$158,100	$164,200